NEOS ETF TRUST N-14

Exhibit 99.4

AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION (“Reorganization Agreement”) is made as of this [ ] day of May [ ], 2024 by the NEOS ETF Trust, a Delaware statutory trust (“Acquiring Trust”); on behalf of a NEOS Enhanced Income Credit Select ETF (new series of the Acquiring Trust (the “Acquiring Fund”)); WST Investment Trust, a Delaware statutory trust (“Acquired Trust”) (the Acquiring Trust and Acquired Trust may be referred to herein individually as a “Trust” and collectively as the “Trusts”), on behalf of the WSTCM Credit Select Risk-Managed Fund (a series of the Acquired Trust (the “Target Fund”)) (the Acquiring Fund and Target Fund may be referred to herein individually as a “Fund” and collectively as the “Funds”); NEOS Investment Management, LLC, a Delaware limited liability company (“NEOS”), the investment adviser to the Acquiring Fund (only for purposes of Sections 4.4, 5.10, 5.12, 8.8, 9.1, 9.2 and 15.3 of this Reorganization Agreement) and Wilbanks, Smith & Thomas Asset Management, LLC d/b/a WST Capital Management (“WST”) (NEOS and WST may be referred to herein individually as a “Adviser” and collectively as the “Advisers”), the investment adviser to the Target Fund (only for purposed of Sections 4.5, 5.12, 6.6, 8.8, 9.1, 9.2 and 15.4). The principal place of business of the Acquiring Trust and NEOS is 222 Broadway, 13 Riverside Ave., Westport, CT 06880; and the principal place of business of the Acquired Trust and WST is 150 West Main Street, Suite 1700, Norfolk, VA 23510. Notwithstanding anything to the contrary contained herein, the obligations, agreements, representations and warranties with respect to each Fund shall be the obligations, agreements, representations and warranties of that Fund only, and in no event shall any other series of the Acquiring Trust or the Acquired Trust or the assets of any other series of the Acquiring Trust or the Acquired Trust be held liable with respect to the breach or other default by an obligated Fund of its obligations, agreements, representations and warranties as set forth herein.

This Reorganization Agreement is intended to be and is adopted as a plan of “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Treasury Regulations promulgated thereunder. The reorganization will consist of:

(a)	the transfer of all the assets of the Target Fund to the Acquiring Fund (as set forth in Exhibit A hereto), in exchange for whole shares of beneficial interest, no par value per share, of the Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all the liabilities of the Target Fund; and

(b)	the pro rata distribution of Acquiring Fund Shares and cash in lieu of fractional Acquiring Fund Shares to the shareholders of the Target Fund (the “Target Fund Shares”), and the termination, dissolution and complete liquidation of the Target Fund as provided herein, all upon the terms and conditions set forth in this Reorganization Agreement (collectively, the “Reorganization”).

WHEREAS, the Acquiring Fund is a separate series of the Acquiring Trust, the Target Fund is a separate series of the Acquired Trust, the Acquiring Trust and the Acquired Trust are each an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”);

WHEREAS, the Acquiring Fund has been organized to continue the business and operations of the Target Fund;

WHEREAS, the Acquiring Fund is authorized to issue the Acquiring Fund Shares;

WHEREAS, the Board of Trustees of the Acquiring Trust, including a majority of the trustees who are not “interested persons” of the Acquiring Trust as that term is defined in Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), has determined that the Reorganization is in the best interests of the Acquiring Fund; and

WHEREAS, the Board of Trustees of the Acquired Trust, including a majority of its Independent Trustees, has determined that the Reorganization is in the best interests of the Target Fund and that the interests of the existing shareholders of the Target Fund will not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I
TRANSFER OF ASSETS OF THE Target Fund IN EXCHANGE FOR ACQUIRING FUND SHARES AND THE ASSUMPTION OF THE

Target Fund’S LIABILITIES, AND TERMINATION AND

LIQUIDATION OF THE Target Fund

1.1       THE EXCHANGE. Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Target Fund agrees to transfer all its assets, as set forth in Section 1.2 of this Reorganization Agreement, to the Acquiring Fund. In consideration for such transfer, the Acquiring Fund agrees (a) to deliver to the Target Fund the number of whole Acquiring Fund Shares having an aggregate net asset value (“NAV”) equal to the value of the assets of the Target Fund; and (b) to assume all the liabilities of the Target Fund, as set forth in Section 1.3 of this Reorganization Agreement. All Acquiring Fund Shares delivered to the Target Fund shall be delivered at net asset value (“NAV”) without a sales load, commission or other similar fee being imposed. Such transactions shall take place at the closing provided for in Section 3.1 of this Reorganization Agreement (“Closing”).

1.2       ASSETS TO BE TRANSFERRED. The Target Fund shall transfer all its assets to the Acquiring Fund, including, without limitation, cash, cash equivalents, securities, commodities and futures interests, dividends and interest receivable, receivables for shares sold, claims and rights of action and all other properties and assets that are owned by the Target Fund on the Closing Date (as defined in Section 3.1 of this Reorganization Agreement), including any prepaid expenses shown as an asset on the books of the Target Fund on the Closing Date. The assets of the Target Fund shall be delivered free and clear of all liens, encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2) of the Code, or that are restricted to resale by their terms), hypothecations, and claims whatsoever, and there shall be no restrictions on the full transfer thereof. For avoidance of doubt, assets being transferred by the Target Fund to the Acquiring Fund under this Section shall not include the assets required to pay out any fractional shares in cash to Target Fund shareholders immediately prior to the Closing Date. It being understood and agreed that fractional Acquiring Fund Shares will not be issued to the Target Fund Shareholders. On the day prior to the Closing Date, the Target Fund will redeem any fractional Target Fund shares at NAV in exchange for a cash payment in lieu thereof.

1.3       LIABILITIES TO BE ASSUMED. The Acquiring Fund shall assume all liabilities of the Target Fund, which assumed liabilities shall include all of the corresponding Target Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether arising in the ordinary course of business, whether determinable at the Closing Date, and whether specifically referred to in this Reorganization Agreement. Notwithstanding the foregoing, the Target Fund will endeavor, consistent with its obligation to continue to pursue its investment objective and employ its investment strategies in accordance with the terms of its prospectus, to discharge all of its known liabilities and obligations prior to Closing that are or will become due before the Closing to the extent possible before the Closing Date, other than those liabilities and obligations which otherwise would be discharged at a later date in the ordinary course of business or any liabilities or obligations that are intended to be assumed and paid by another person or entity (including NEOS and WST).

1.4       LIQUIDATION AND DISTRIBUTION. As soon as reasonably practicable after the Closing Date the Target Fund will distribute all of the Acquiring Fund Shares received by the Target Fund pursuant to Section 1.1 of this Reorganization Agreement on a pro rata basis to its shareholders of record, determined as of the close of business on the Valuation Date (as defined in Section 2.1 of this Reorganization Agreement) (“Target Fund Shareholders”). Each Target Fund Shareholder’s account shall be credited with the pro rata number of whole Acquiring Fund Shares having an aggregate NAV equal to the aggregate NAV of the Target Fund shares that the Target Fund Shareholder holds at the Valuation Date. All issued and outstanding shares of the Target Fund will simultaneously be canceled on its books. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.

Target Fund Shareholders that hold Target Fund Shares through accounts that are not permitted to hold Acquiring Fund Shares, such Acquiring Fund Shares may be held by a transfer agent of the Acquiring Fund for the benefit of such Target Fund Shareholders pending delivery of information with respect to accounts that are permitted to hold Acquiring Fund Shares. Such liquidation and distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Target Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Target Fund Shareholders, representing the respective numbers of Acquiring Fund Shares due such shareholders, pending delivery of information with respect to accounts that are permitted to hold such Acquiring Fund Shares or, if any Target Fund Shareholder does not deliver information with respect to an account that is permitted to hold such Acquiring Fund Shares within one year of the Closing Date, such Acquiring Fund Shares will be liquidated and the cash proceeds will be distributed to such Target Fund Shareholder. All issued and outstanding Target Fund Shares will simultaneously be canceled on the books of the Target Fund, and the Target Fund will thereupon proceed to terminate as set forth in paragraph 1.7 below. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such exchange. Each Target Fund Shareholder shall have the right to receive any unpaid dividends or other distributions that were declared by the Target Fund before the Effective Time (as defined in paragraph 3.1) with respect to Target Fund Shares that are held of record by the Target Fund Shareholder at the Effective Time on the Closing Date.

1.5       OWNERSHIP OF SHARES. Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.

1.6       TRANSFER TAXES. Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Target Fund shares on the books of the Target Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.7       TERMINATION. As soon as practicable on or after the Closing Date, the Target Fund shall make all filings and take all other steps as shall be necessary and proper to terminate and cease operations as a series of the Acquired Trust. After the Closing Date, the Target Fund shall not conduct any business except in connection with its dissolution or as otherwise contemplated hereby.

1.8       BOOKS AND RECORDS. All books and records of the Target Fund, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and copies thereof shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date. The Acquiring Fund shall maintain all books and records relating to the Reorganization for the time periods required under applicable law.

ARTICLE II
VALUATION

2.1       VALUATION OF ASSETS AND LIABILITIES. The value of the Target Fund’s net assets shall be the value of all of the Target Fund’s assets computed as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the Closing Date (such time and date being hereinafter called the “Valuation Date”) less the amount of all of the Target Fund’s liabilities as of the Valuation Date. The NAV per share of each of the Target Fund Shares and Acquiring Fund Shares shall be computed by Ultimus Fund Solutions, LLC, the Target Fund’s accounting agent and administrator (the “Administrator”), in the manner set forth in the Acquired Trust’s Agreement and Declaration of Trust, or By-Laws, the Target Fund’s then-current prospectus and statement of additional information and in the procedures adopted by the Acquired Trust’s Board of Trustees.

2.2       VALUATION OF SHARES AND CALCULATION OF NUMBERS OF SHARES. The NAV per share of the Acquiring Fund Shares and the NAV per share of Target Fund Shares shall, in each case, be computed as of the close of normal trading on the NYSE on the Valuation Date. The number of Acquiring Fund Shares to be issued in the Reorganization in exchange for Target Fund Shares shall be determined by the Administrator by dividing the NAV of each class of Target Fund Shares, in accordance with Section 2.1, by the NAV of one Acquiring Fund Share, using the procedures set forth in Section 2.1 of this Reorganization Agreement.

2.3       EFFECT OF SUSPENSION IN TRADING. The Valuation Date and Closing Date shall be postponed, if on the Valuation Date, either:

(a) the NYSE or another primary exchange on which the portfolio securities of the Acquiring Fund or the Target Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or

(b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Target Fund is impracticable as mutually agreed upon by the parties.

The postponement shall continue until the first business day after the day when trading is fully resumed and reporting is restored.

2.4       DETERMINATION OF VALUE. All computations of value shall be made by the Administrator, in accordance with its regular practice in pricing the shares and assets of the Target Fund. In the case of differences in valuation, the parties shall discuss in good faith to resolve on the Closing Date.

ARTICLE III
CLOSING AND CLOSING DATE

3.1       CLOSING DATE. The Closing shall occur on [___], 2024 or such other date as the parties may agree in writing (“Closing Date”). Unless otherwise provided, all acts taking place at the Closing shall be deemed to take place immediately after the close of regular trading on the NYSE on the Valuation Date. The Closing shall be held immediately after the close of regular trading on the NYSE on the Closing Date at the offices of NEOS ETF Trust at 13 Riverside Avenue, Westport, CT 06880 or at such other time and/or place as the parties may agree (“Effective Time”).

3.2       CUSTODIAN’S CERTIFICATE. The Target Fund shall cause U.S. Bank, N.A (“USB”), as custodian for the Target Fund (“Custodian”), to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that (a) the Target Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable U.S. federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Target Fund. The Target Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to the custodian for the Acquiring Fund for examination no later than five business days preceding the Closing Date (unless the custodian for the Target Fund is also the custodian for the Acquiring Fund) and transferred and delivered by the Target Fund as of the Closing for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The cash to be transferred by the Target Fund shall be delivered by wire transfer of federal funds as of the Closing (or such other suitable means if the custodian for the Target Fund is also the custodian for the Acquiring Fund). If the Target Fund is unable to make such delivery as of the Closing in the manner contemplated by this Section for the reason that any of such securities or other investments purchased prior to the Closing have not yet been delivered to the Target Fund or their broker, then the Target Fund shall, by the Closing, have the Custodian to the Acquiring Fund or the Acquiring Fund’s custodian, executed copies of an agreement of assignment and escrow and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by the Acquiring Fund or the Acquiring Fund’s custodian.

3.3       TRANSFER AGENT’S CERTIFICATE. The Target Fund shall cause the Administrator, as transfer agent for the Target Fund to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer stating that its records contain the names and addresses of the corresponding Target Fund Shareholders, and the number, class and percentage ownership of outstanding shares owned by each such shareholder immediately prior to the Closing. The Acquiring Trust, on behalf of the Acquiring Fund, shall issue and deliver or cause the U.S. Bancorp Fund Services, LLC, its transfer agent, to issue and deliver to the Secretary of the Acquired Trust at the Closing (a) a certificate as to the opening of accounts in the Target Fund Shareholders’ names on the Acquiring Fund’s share transfer books; and (b) a confirmation evidencing the Acquiring Fund Shares to be credited at the Closing or provide evidence satisfactory to the Target Fund that such Acquiring Fund Shares have been credited to the corresponding Target Fund’s account on the books of the Acquiring Fund.

3.4       DELIVERY OF ADDITIONAL ITEMS. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request to effect the transactions contemplated by this Reorganization Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1       REPRESENTATIONS OF THE TARGET FUND. The Acquired Trust, on behalf of the Target Fund, represents and warrants to the Acquiring Fund as follows:

(a)       The Acquired Trust is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)       The Target Fund is a separate series of the Acquired Trust duly established in accordance with the applicable provisions of the Acquired Trust’s Declaration of Trust, as amended.

(c)       The Acquired Trust is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.

(d)       The Target Fund is not, and the execution, delivery, and performance of this Reorganization Agreement will not result, in a conflict with or a material violation of any provision of the Acquired Trust’s Declaration of Trust or By-Laws (collectively, the “Acquired Trust Governing Documents”) or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Target Fund is a party or by which it is bound.

(e)       Except for conversion fees, if any, that may be paid to the Administrator in connection with the Reorganization or as otherwise disclosed in writing to the Acquiring Fund, the Target Fund has no material contracts or other commitments (other than this Reorganization Agreement) that will be terminated with liability to the Target Fund before the Closing Date, except for liabilities, if any, to be discharged as provided in Section 1.3 of this Reorganization Agreement.

(f)       No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently known to be pending or to its knowledge threatened against the Target Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Target Fund to carry out the transactions contemplated by this Reorganization Agreement. Except as otherwise disclosed to the Acquiring Fund, the Target Fund knows of no facts that might form a reasonable basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(g)       The annual financial statements of the Target Fund for the most recently ended fiscal year were prepared in accordance with generally accepted accounting principles and were audited by an independent registered public accounting firm, and such statements (copies of which have been furnished to the Acquiring Fund) fairly, in all material respects, reflect the financial condition of the Target Fund as of such period, and there are no known contingent liabilities of the Target Fund as of such date that are not disclosed in such statements.

(h)       Since the end of the Target Fund’s most recently completed fiscal year, there have been no material adverse changes in the Target Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Target Fund arising after such date, except as otherwise disclosed in writing to the Acquiring Fund. For the purposes of this subsection (h), distributions of net investment income and net realized capital gains, changes in portfolio securities, a decline in the NAV of the Target Fund, or net redemptions shall not constitute a material adverse change.

(i)       All U.S. federal, state, local and other tax returns and reports of the Target Fund required by law to have been filed by it by the Closing (taking into account permitted extensions for filing) have been or will, prior to the Closing, be timely filed and are or will be correct in all material respects. All U.S. federal, state, local and other taxes required to have been paid (whether shown on any such return or report) have been paid, or provision shall have been made for the payment thereof. To the best of the Target Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Target Fund, and no assessment for taxes, interest, additions to tax, or penalty has been asserted or threatened against the Target Fund.

(j)       All issued and outstanding shares of the Target Fund are validly issued and fully paid and non-assessable purchasers of the shares will not have any obligation to make payments to the registrant or its creditors (other than the purchase price for the shares) or contributions to the registrant or its creditors solely by reason of the purchasers’ ownership of the shares by the Target Fund. All the issued and outstanding shares of the Target Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the Target Fund’s shareholder records as the Target Fund provided in Section 3.3 of this Reorganization Agreement. The Target Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any shares of the Target Fund and has no outstanding securities convertible into shares of the Target Fund.

(k)       Except as otherwise disclosed to and accepted in writing by or on behalf of the Acquiring Fund, at the time of the Closing, the Target Fund will have good and marketable title to the Target Fund’s assets to be transferred to the Acquiring Fund pursuant to Section 1.2 of this Reorganization Agreement, and full right, power, and authority to sell, assign, transfer, and deliver such assets, and, upon delivery and payment for such assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no other restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (“1933 Act”), except those restrictions as to which the Acquiring Fund has received notice and necessary documentation at or prior to the Closing.

(l)       The execution, delivery and performance of this Reorganization Agreement have been duly authorized by all necessary action on the part of the Target Fund and the Acquired Trust’s Board of Trustees. This Reorganization Agreement constitutes a valid and binding obligation of the Target Fund, enforceable in accordance with its terms, subject as to enforcement, bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting the rights and remedies of creditor’s generally and to general principles of equity.

(m)       The information to be furnished by the Target Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state or local regulatory authority (including the Financial Industry Regulatory Authority, Inc.) that may be necessary in connection with the transactions contemplated herein will be accurate and complete in all material respects and will comply in all material respects with applicable U.S. federal securities and other laws and regulations.

(n)       The current prospectus and statement of additional information of the Target Fund conform, in all material respects, to the applicable requirements of the 1933 Act, and the 1940 Act and the rules and regulations thereunder and do not include, with respect to the Acquired Trust or the Target Fund, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(o)       From the mailing of the N-14 Registration Statement (as defined in Section 5.7 of this Reorganization Agreement) and on the Closing Date, any written information furnished by the Acquired Trust with respect to the Target Fund for use in the N-14 Registration Statement, the N-1A Registration Statement (as defined in Section 4.3 of this Reorganization Agreement), or any other materials provided by the Target Fund in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not materially misleading.

(p)       For each taxable year of its operations ending prior to the Closing Date, the Target Fund (i) has had in effect an election to qualify as, and has qualified, as a “regulated investment company” under Subchapter M of the Code (“RIC”), (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code, (iii) has been treated as a separate corporation for U.S. federal income tax purposes pursuant to Section 851(g) of the Code. The Target Fund has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provision of prior law) did not apply to it. The Target Fund meets all applicable requirements for qualification as a RIC as of the Closing Date. The Target Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to Section 852 or 4982 of the Code that remains unpaid.

(q)       No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), the 1940 Act or Delaware law, as applicable, for the execution of this Reorganization Agreement by the Acquired Trust on behalf of the Target Fund, except for the effectiveness of the Acquiring Trust’s N-1A Registration Statement relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto and the N-14 Registration Statement relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto, and the filing of any documents that may be required under Delaware law and except for such other consents, approvals, authorizations and filings as have been made or received and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

(r)       The Acquired Trust’s Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act as they currently apply to the Acquired Trust.

(s) The Target Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Target Fund’s then applicable prospectus and statement of additional information, except as previously disclosed in writing to the Acquiring Fund.

4.2       REPRESENTATIONS OF THE ACQUIRING FUND. The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants to the Target Fund as follows:

(a)       The Acquiring Trust is a statutory trust, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)       The Acquiring Fund is a separate series of the Acquiring Trust duly authorized in accordance with the applicable provisions of the Acquiring Trust’s Agreement and Declaration of Trust.

(c)       The Acquiring Trust is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.

(d)       The Acquiring Fund is not, and the execution, delivery and performance of this Reorganization Agreement will not result, in a violation of the Acquiring Trust’s Amended Agreement and Declaration of Trust or By-Laws, as revised, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

(e)       No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Trust or the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Trust or the Acquiring Fund to carry out the transactions contemplated by this Reorganization Agreement. Neither the Acquiring Trust nor the Acquiring Fund knows of any facts that might form a reasonable basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

(f)       The execution, delivery and performance of this Reorganization Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund and the Acquiring Trust’s Board of Trustees, and this Reorganization Agreement constitutes a valid and binding obligation of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(g)       All issued and outstanding Acquiring Fund Shares to be issued and delivered to the Target Fund pursuant to the terms of this Agreement, will be, at the Closing Date, validly issued, fully paid and non-assessable by the Acquiring Fund. The Acquiring Fund has no outstanding options, warrants or other rights to subscribe for or purchase any shares of the Acquiring Fund, and has no outstanding securities convertible into shares of the Acquiring Fund.

(h)       The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with U.S. federal securities and other laws and regulations.

(i)       The prospectus and statement of additional information of the Acquiring Fund conform in all material respects, to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and does not, and will not, with respect to the Acquiring Trust or the Acquiring Fund, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

(j)       Acquiring Fund is not classified as a partnership, and instead is classified as an association that is taxable as a corporation, for federal tax purposes and either has elected the latter classification by filing Form 8832 with the Internal Revenue Service (“Service”) or is a “publicly traded partnership” (as defined in section 7704(b)) that is treated as a corporation; Acquiring Fund is a “fund” (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)); for each taxable year of its operation (including its current taxable year through the Effective Time), Acquiring Fund has met (and for its current taxable year through the Effective Time will meet) the requirements of Part I of Subchapter M of Chapter 1 of Subtitle A of the Code (“Subchapter M”) for qualification as a RIC and has been (and for its current taxable year through the Effective Time will be) eligible to and has computed its federal income tax under section 852; Acquiring Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to sections 852 or 4982; and Acquiring Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it.

(l)       No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Delaware law for the execution of this Reorganization Agreement by the Acquiring Trust, for itself and on behalf of the Acquiring Fund, or the performance of this Reorganization Agreement by the Acquiring Trust, for itself and on behalf of the Acquiring Fund, except for the effectiveness of the N-1A Registration Statement and N-14 Registration Statement, and the filing of any documents that may be required under the laws of the Delaware and except for such other consents, approvals, authorizations and filings as have been made or received and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

(m)       The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate to continue its operations after the Closing Date.

(n)       The Acquiring Trust’s Board of Trustees satisfies the fund governance standards defined in Rule 0-1(a)(7) under the 1940 Act as they currently apply to the Acquiring Trust.

(o)       The Acquiring Fund is, and will be at the time of Closing, a newly created series without assets (other than the seed capital provided in exchange for Initial Shares) and without liabilities, created for the purpose of acquiring the assets and assuming the liabilities of the Target Fund, and, prior to the Closing, will not carry on any business activities (other than such activities as are customary to the organization of a new series of a registered investment company prior to its commencement of investment operations. The Initial Shares will be redeemed and cancelled prior to Closing.

4.3       REPRESENTATIONS OF THE ACQUIRING FUND AND THE TARGET FUND. The Acquiring Trust and the Acquired Trust, on behalf of the Acquiring Fund and Target Fund, respectively, represents and warrants to the other, as follows:

(a)       To the knowledge of the Acquiring Trust or the Acquired Trust, as applicable, no expenses incurred by an Target Fund or on its behalf, in connection with its Reorganization will be paid or assumed by the Acquiring Fund, NEOS, or any other third party, unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (“Reorganization Expenses”), and no cash or property other than the Acquiring Fund Shares will be transferred to the Target Fund or any of its shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

(b) To the knowledge of the Acquiring Trust and the Acquired Trust, the Target Fund’s Shareholders will be responsible for their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization.

(c) The Acquiring Trust has filed a post-effective amendment to its registration statement on Form N-1A (“N-1A Registration Statement”) for the purpose of registering the Acquiring Fund under the 1940 Act.

4.4       REPRESENTATIONS OF NEOS. NEOS represents and warrants to each Trust and Fund as follows:

(a)       NEOS is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. NEOS has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(b)       The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the appropriate governing body of NEOS and by all other necessary limited liability company action on the part of NEOS, and, subject to the due authorization, execution and delivery of this Reorganization Agreement by the other parties hereto, this Reorganization Agreement constitutes the valid and binding obligation of NEOS enforceable against NEOS in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)       As of each of the effective date of the N-1A Registration Statement, the effective date of the N-14 Registration Statement, the date of the meeting of shareholders of the Target Fund and the Closing Date, including the documents contained or incorporated therein by reference, insofar as it relates to NEOS, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(d)       No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to NEOS’ knowledge, threatened against NEOS, with respect to its business or the Acquiring Fund, if adversely determined, would materially and adversely affect NEOS’ financial condition or the conduct of its business; and NEOS knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that could materially and adversely affect NEOS’ business or NEOS’ ability to fulfil its obligations under this Reorganization Agreement.

4.5       REPRESENTATIONS OF WST. WST represents and warrants to each Trust and Fund as follows:

(a)       WST is a limited liability company duly formed and validly existing under the laws of the Commonwealth of Virgina and has power to own all of its properties and assets and to carry out its obligations under this Agreement. WST has all necessary federal, state and local authorizations to carry on its business as now being conducted.

(b)       The execution, delivery and performance of this Reorganization Agreement have been duly authorized by the appropriate governing body of WST and by all other necessary limited liability company action on the part of WST, and, subject to the due authorization, execution and delivery of this Reorganization Agreement by the other parties hereto, this Reorganization Agreement constitutes the valid and binding obligation of WST enforceable against WST in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(c)       As of each of the effective date of the N-14 Registration Statement, the date of the meeting of shareholders of the Target Fund and the Closing Date, including the documents contained or incorporated therein by reference, insofar as it relates to WST, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(d)       No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to WST’s knowledge, threatened against WST, with respect to its business or the Target Fund, if adversely determined, would materially and adversely affect WST’s financial condition or the conduct of its business; and WST knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that could materially and adversely affect WST’s business or WST’s ability to fulfil its obligations under this Reorganization Agreement.

ARTICLE V
COVENANTS OF ACQUIRING FUND AND Target Fund

5.1       OPERATION IN ORDINARY COURSE. Subject to Section 1.2 of this Reorganization Agreement, the Target Fund will operate its business in the ordinary course of business between the date of this Reorganization Agreement and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, any other distribution necessary or desirable to avoid U.S. federal income or excise taxes, and shareholder purchases and redemptions. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Reorganization Agreement being or becoming untrue in any material respect.

5.2       RESERVED.

5.3       INVESTMENT REPRESENTATION. The Target Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Reorganization Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Reorganization Agreement.

5.4       ADDITIONAL INFORMATION. The Target Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Target Fund’s shares as permitted by shareholder account registrations.

5.5       FURTHER ACTION. Subject to the provisions of this Reorganization Agreement, the Target Fund and Acquiring Fund, as applicable, will take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Reorganization Agreement, including any actions required to be taken after the Closing Date. In particular, the Target Fund covenants that it will, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund’s title to and possession of all the Target Fund’s assets and otherwise to carry out the intent and purpose of this Reorganization Agreement.

5.6       STATEMENT OF EARNINGS AND PROFITS. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, the Acquired Trust shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund and which will be certified by the Acquired Trust’s Treasurer, a statement of the earnings and profits of the Target Fund for U.S. federal income tax purposes, as well as any net operating loss carryovers and capital loss carryovers, that will be carried over to the Acquiring Fund as a result of Section 381 of the Code.

5.7       PREPARATION N-14 REGISTRATION STATEMENT. The Acquiring Trust will prepare, and the Acquiring Trust shall file with the Securities and Exchange Commission (“Commission”) a registration statement on Form N-14 (the “N-14 Registration Statement”) relating to the transactions contemplated by this agreement in compliance, in all material respects, with the 1933 Act, the 1934 Act, and the 1940 Act, as applicable. The Target Fund will provide the Acquiring Fund with the materials and information necessary to prepare the N-14 Registration Statement.

5.8       REPORTING RESPONSIBILITY. Any reporting responsibility of the Target Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Commission, any state securities commission, and any U.S. federal, state or local tax authorities or any other relevant authority, is and shall remain the responsibility of the Target Fund.

5.9       TAX STATUS OF REORGANIZATIONS. The parties intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. None of the Acquired Trust, the Target Fund, the Acquiring Trust or the Acquiring Fund shall (either before or after the Closing Date) take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. At or prior to the Closing Date, the parties to this Reorganization Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Thompson Hine LLP to render the tax opinion contemplated in this Reorganization Agreement.

5.10       OPERATIONS AFTER THE CLOSING DATE. (a) The Acquiring Trust agrees that for a period of three (3) years after the Closing Date, the Acquiring Trust will maintain the composition of its Board of Trustees so that at least 2/3rds of the board members of the Acquiring Fund or the Acquiring Trust, as applicable (or any successor) are not “interested persons” (as defined in the 1940 Act) of NEOS; and (b) NEOS agrees that for a period of two (2) years after the Closing Date, neither NEOS nor any of its affiliates (or any entity which will act as investment adviser to the Acquiring Fund (or any successor)) has or shall have any express or implied understanding, arrangement or intention to impose an “unfair burden” (pursuant to Section 15(f) of the 1940 Act) on the Acquiring Fund (or any successor) as a result of the transactions contemplated hereby.

5.11       STATEMENT OF ASSETS AND LIABILITIES. The Target Fund shall, as soon as is reasonably practicable after the Closing Date, deliver to the Acquiring Fund a statement of the Target Fund’s assets and liabilities, together with a list of the Target Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer or Assistant Treasurer of the Acquired Trust.

5.12       CONFIDENTIALITY.

(a)       The Acquiring Trust, the Acquiring Fund, the Acquired Trust, the Target Fund, NEOS and WST (each "Protected Persons") will hold, and will cause their board members, members, officers, employees, representatives, agents and affiliates to hold, in strict confidence, and not disclose to any other person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all non-public, confidential or proprietary information obtained from the other Protected Persons in connection with the transactions contemplated by this Reorganization Agreement, except such information may be disclosed (i) to governmental or regulatory bodies, and, where necessary, to any other person in connection with the obtaining of consents or waivers as contemplated by this Reorganization Agreement; (ii) if required by court order or decree or applicable law; (iii) if it is publicly available through no act or failure to act of such party; (iv) if it was already known to such party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Reorganization Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

(b)       In the event of a termination of this Reorganization Agreement, the Protected Persons agree that they along with their board members, members, employees, representatives, agents and affiliates shall, and shall cause their affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other persons, any and all non-public, confidential or proprietary information relating to the other Protected Persons and their related parties and affiliates, whether obtained through their due diligence investigation, this Reorganization Agreement or otherwise, except such information may be disclosed (i) if required by court order or decree or applicable law; (ii) if it is publicly available through no act or failure to act of such party; (iii) if it was already known to such party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Reorganization Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

ARTICLE VI
CONDITION PRECEDENT TO OBLIGATIONS OF THE Target Fund

The obligations of the Target Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following conditions:

6.1       All representations, covenants, and warranties of the Acquiring Trust, the Acquiring Fund, and NEOS contained in this Reorganization Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Acquiring Fund shall have delivered to the Target Fund a certificate executed in the Acquiring Fund’s name by the Acquiring Trust’s President and its Treasurer, in form and substance satisfactory to the Target Fund and dated as of the Closing Date, to such effect and as to such other matters as the Target Fund shall reasonably request.

6.2       The Acquiring Fund, the Acquiring Trust, and NEOS shall have performed and complied, in all material respects, with all terms, conditions, covenants, obligations, agreements and restrictions required by this Reorganization Agreement to be performed or complied with by the Acquiring Fund, the Acquiring Trust, and NEOS, as applicable, prior to or at the Closing.

6.3       The Acquiring Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Acquired Trust an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the Assumed Liabilities of the Target Fund not discharged prior to the Closing Date in accordance with Section 1.3 of this Reorganization Agreement.

6.4       The Target Fund shall have received on the Closing Date an opinion from Thompson Hine LLP, with such assumptions, qualifications and limitations as shall be in reasonable opinion of such firm appropriate to render the opinion expressed herein, dated as of the Closing Date, in a form reasonably satisfactory to the Target Fund substantially to the effect that:

(a)       The Acquiring Trust has been formed as a statutory trust and is existing under the laws of the State of Delaware and, as far as counsel’s knowledge, has the power as a statutory trust under its Amended Agreement and Declaration of Trust to carry on its business as an open-end investment company. The Acquiring Fund has been established as a separate series of the Trust under the Amended Agreement and Declaration of Trust.

(b)       The Acquiring Trust is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration under the 1940 Act is in full force and effect.

(c)       Assuming that the consideration of not less than NAV has been paid, the corresponding Acquiring Fund Shares to be issued and delivered to the Target Fund on behalf of the Target Fund Shareholders, as provided by this Reorganization Agreement, are duly authorized and upon such delivery will be legally issued and outstanding and fully paid and non-assessable, and no shareholder of the Acquiring Fund has any preemptive rights with respect to Acquiring Fund Shares.

(d)       The N-1A Registration Statement and N-14 Registration Statement are effective and to such counsel’s knowledge, no stop order under the 1933 Act pertaining thereto has been issued, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Acquiring Fund of the transactions contemplated herein, except as have been obtained.

(e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Acquiring Fund of the transactions contemplated herein, except as have been obtained.

(f)       The execution and delivery of this Reorganization Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Acquiring Trust’s Amended and Restated Declaration of Trust or Code of Regulations.

(g)       This Reorganization Agreement has been duly authorized, executed and delivered by the Acquiring Trust on behalf of the Acquiring Fund and, assuming due authorization, execution and delivery of this Reorganization Agreement by the Acquired Trust, on behalf of the Target Fund, is a valid and binding obligation of the Acquiring Trust on behalf of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

6.5       The Target Fund and the Acquiring Fund shall have agreed on the number of Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with Section 2.2 of this Reorganization Agreement.

6.6       For the period beginning at the Closing Date and ending not less than six years thereafter, WST shall have obtained a pre-paid, non-cancelable run-off or “tail insurance” with substantially the same coverage limits as currently exist with respect to the Acquired Trust and to any current or former trustees or officers of the Acquired Trust for a period of at least 6 years (which for the avoidance of doubt includes both the $3,00,000 coverage for the Acquired Trust and $500,000 supplemental coverage for the independent trustees) (the “Tail Insurance”).

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the fulfillment or waiver of the following conditions:

7.1       All representations, covenants, and warranties of the Acquired Trust, the Target Fund, and WST contained in this Reorganization Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date. The Target Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in the Target Fund’s name by the Acquired Trust’s President and Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund shall reasonably request.

7.2       The Target Fund, the Acquired Trust, and WST shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Reorganization Agreement to be performed or complied with by the Target Fund, the Acquired Trust, and WST, as applicable, prior to or at the Closing.

7.3       The Acquiring Fund shall have received on the Closing Date an opinion from Kilpatrick Townsend & Stockton LLP, with such assumptions, qualifications and limitations as shall be in reasonable opinion of such firm appropriate to render the opinion expressed herein, dated as of the Closing Date, in a form reasonably satisfactory to the Acquiring Fund substantially to the effect that:

(a)       The Acquired Trust has been formed as a statutory trust and is existing under the laws of the State of Delaware and, as far as counsel’s knowledge, has the power as a statutory trust under its Declaration of Trust, to carry on its business as an open-end investment company. The Target Fund has been established as a separate series of the Acquired Trust under the Declaration of Trust.

(b)       The Acquired Trust is registered as an investment company under the 1940 Act, and, to such counsel’s knowledge, such registration under the 1940 Act is in full force and effect.

(c)       To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for consummation by the Target Fund of the transactions contemplated herein, except as have been obtained.

(d)       The execution and delivery of this Reorganization Agreement did not, and the consummation of the transactions contemplated herein will not, result in a violation of the Acquired Trust’s Declaration of Trust, as amended (assuming approval of the Target Fund’s Shareholders has been obtained) or its By-Laws.

(e)       This Reorganization Agreement has been duly authorized, executed and, so far as known to such counsel, delivered by the Acquired Trust on behalf of the Target Fund and, assuming due authorization, execution and delivery of this Reorganization Agreement by the Acquiring Trust on behalf of the Acquiring Fund, is a valid and binding obligation of the Acquired Trust on behalf of the Target Fund enforceable against the Acquired Trust on behalf of the Target Fund in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

7.4       The Target Fund will, within five (5) business days prior to the Closing Date, as such term is defined in Section 3.1 of this Reorganization Agreement, furnish the Acquiring Fund with a list of the Target Fund’s portfolio securities and other investments.

7.5       The Target Fund will, prior to the Closing, consolidate its outstanding share classes into a single class (the “Share Class Consolidation”) so that it has a single class of shares outstanding and so that each shareholder of that single class of shares holds shares of that single class immediately after the Share Class Consolidation with an aggregate value equal to the aggregate value of the shares of the Target Fund held immediately prior to the Share Class Consolidation.

ARTICLE VIII
FURTHER CONDITIONS PRECEDENT

The obligations of each Fund shall also be subject to the fulfillment of the following conditions (or waiver by the affected parties, except for Section 8.1 and Section 8.7 of this Reorganization Agreement):

8.1       This Reorganization Agreement and the transactions contemplated herein, with respect to the Target Fund, shall have been approved by the requisite vote of the holders of the outstanding shares of the Target Fund in accordance with applicable law and the provisions of the Acquired Trust Governing Documents. Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this Section 8.1 of this Reorganization Agreement.

8.2       This Reorganization Agreement and the transactions contemplated herein shall have been approved by the Board of Trustees of the Acquiring Trust and the Board of Trustees of the Acquired Trust, each in accordance with Rule 17a-8 under the 1940 Act, and each Fund shall have delivered to the other a copy of the resolutions approving this Reorganization Agreement adopted by its Board, certified by its Secretary or equivalent officer.

8.3       The Acquiring Trust, on behalf of and with respect to the Acquiring Fund, shall have entered into or adopted any and all agreements necessary for the Acquiring Fund’s operation as a series of an open-end investment company.

8.4       On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Reorganization Agreement under Section 25(c) of the 1940 Act. Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Reorganization Agreement or the transactions contemplated herein.

8.5       All required consents of other parties and all other consents, orders, and permits of U.S. federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such U.S. federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained.

8.6       Each of the N-1A Registration Statement and the N-14 Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.7 The Funds shall have received an opinion of Thompson Hine LLP, addressed to the Acquiring Trust, the Acquired Trust, and their Boards of Trustees, respectively, substantially to the effect that with respect to the Reorganization for U.S. federal income tax purposes.

(a)       The transfer of all of the Target Fund’s assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund followed by the pro rata distribution, by class, by the Target Fund of all the Acquiring Fund Shares to the corresponding Target Fund Shareholders in complete liquidation of the Target Fund will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code and the Acquiring Fund and the Target Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(b)       Under Section 1032(a) of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Target Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund.

(c)       Under Sections 361 and 357(a) of the Code, no gain or loss will be recognized by an Target Fund upon the transfer of all the Target Fund’s assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Target Fund or upon the distribution (whether actual or constructive) of the Acquiring Fund Shares to the Target Fund Shareholders solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund.

(d)       Under Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of their Target Fund shares solely for Acquiring Fund Shares in complete liquidation of the Target Fund pursuant to a Reorganization, except with respect to cash received in lieu of fractional Acquiring Fund Shares.

(e)       Under Section 358(a)(1) of the Code, the aggregate adjusted basis of the Acquiring Fund Shares received by the Target Fund Shareholder pursuant to a Reorganization will be the same as the aggregate adjusted basis of the Target Fund shares exchanged therefor by such shareholder, as adjusted for amounts allocable to cash received in lieu of fractional Acquiring Fund Shares.

(f)       Under Section 1223(1) of the Code, the holding period of the Acquiring Fund Shares received by the Target Fund Shareholder will include the period during which the Target Fund shares exchanged therefor were held by such shareholder, provided such Target Fund shares are held as capital assets at the time of the Reorganization.

(g)       Under Section 362(b) of the Code, the adjusted basis of each of the assets of the Target Fund that is transferred to the corresponding Acquiring Fund will be the same as the adjusted basis of such assets to the Target Fund immediately before the Reorganization.

(h)       Under Section 1223(2) of the Code, the holding period of the assets of the Target Fund in the hands of the corresponding Acquiring Fund will include the period during which those assets were held by the Target Fund (except where the Acquiring Fund’s investment activities have the effect of reducing or eliminating an asset’s holding period).

(i)       The Acquiring Fund will succeed to and take into account the items of the corresponding Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder. In particular, under Treasury Regulations § 1.381(b)-1(a)(2), the Acquiring Fund will be treated for purposes of section 381 of the Code just as the corresponding Target Fund would have been treated if there had been no Reorganization, the tax attributes of the Target Fund enumerated in Section 381(c) of the Code shall be taken into account by the Acquiring Fund as if there had been no Reorganization, and the taxable year of the Target Fund will not end on the date of the Reorganization merely because of the closing of the Reorganization.

No opinion will be expressed as to (1) the effect of a Reorganization on an Target Fund or the corresponding Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code; (2) the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles upon the transfer of such asset regardless of whether such transfer would otherwise be a non-recognition transaction; (3) whether either an Target Fund or Acquiring Fund qualifies or will qualify as a regulated investment company; (4) the federal income tax consequences of the payment of Reorganization Expenses by the Adviser, except in relation to the qualification of the Reorganization as a reorganization under Section 368(a) of the Code; (5) whether any federal income tax will be imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Target Fund shareholder that is a foreign person; (6) the effect of a Reorganization on an Target Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes under a mark-to-market system of accounting (including under Section 1256 of the Code); (7) the effect of a Reorganization on any shareholder of an Target Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (8) whether accrued market discount, if any, on any market discount bonds held by an Target Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; or (9) any other U.S. federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

Such opinion shall be based on customary assumptions and such representations as tax counsel may reasonably request of the Funds, and the Target Fund and the corresponding Acquiring Fund will cooperate to make and certify the accuracy of such representations. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Target Fund may waive the conditions set forth in this Section 8.7 of this Reorganization Agreement.

8.8       All representations, covenants, and warranties of Advisers contained in this Reorganization Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing, with the same force and effect as if made on and as of such Closing. Each Adviser shall have delivered to Acquiring Fund Trust, on Acquiring Fund’s behalf, and Target Fund Trust, on Target Fund’s behalf, at the Closing a Certificate, in form and substance satisfactory to the Acquiring Fund Trust and Target Fund Trust and dated as of the Closing Date, to such effect and as to such other matters as the Acquiring Fund Trust and Target Fund Trust shall reasonably request.

ARTICLE IX
EXPENSES

9.1       The Funds will pay no Reorganization Expenses. The Advisers will pay and/or cause to be paid all Reorganization Expenses including, but not limited to: (a) expenses associated with the preparation and filing of the N-14 Registration Statement and printing and distribution of the N-14 Registration Statement for the Reorganization (including the prospectus/proxy statement contained therein) and any supplements to the Target Fund’s current prospectus and statement of additional information; (b) postage; (c) accounting fees; (d) legal fees incurred by each Fund, including fees to counsel of the Acquired Trust and counsel to the Acquired Trust; (e) solicitation costs of the transaction; (f) expenses associated with special meetings, if any, of the Boards of Trustees of the Acquiring Trust and Acquired Trust in connection with the Reorganizations; and (g) other related administrative or operational costs (including, for example, brokerage commissions, transfer fees, transfer taxes, exchange fees, and securities registration fees). In addition, WST will pay and/or cause to be paid the costs of the Tail Insurance. For avoidance of doubt, if the Reorganization is not consummated, the Advisers will bear full responsibility for payment of the Reorganization Expenses.

9.2       At the Closing, the Advisers shall pay and/or cause to be paid the estimated costs of the Reorganizations pursuant to Section 9.1, and any remaining balance within thirty (30) days after the Closing.

9.3       Each party represents and warrants to the other that there is no person or entity entitled to receive any broker’s fees or similar fees or commission payments in connection with the transactions provided for herein.

9.4       Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Target Fund or the Acquiring Fund, as the case may be, as a RIC.

ARTICLE X
ENTIRE AGREEMENT; SURVIVAL OF COVENANTS

10.1       The parties agree that no party has made to the other parties any representation, warranty and/or covenant not set forth herein, and that this Reorganization Agreement constitutes the entire agreement between and among the parties.

10.2       Except for the covenants set forth in Sections 1.4, 1.8, 5.5, 5.6, 5.10, 5.11, 5.12, 6.6, 9.1, 9.2, 10.2, 15.1, 15.2, 15.3 and 15.4 of this Reorganization Agreement, the representations, warranties, and covenants contained in this Reorganization Agreement or in any document delivered pursuant to or in connection with this Reorganization Agreement shall not survive the consummation of the transactions contemplated hereunder.

ARTICLE XI
TERMINATION

11.1       This Reorganization Agreement may be terminated by the mutual agreement of the Acquiring Trust and the Acquired Trust and such termination may be effected by the Presidents of the Acquiring Trust and the Acquired Trust in writing without further action by their respective Boards of Trustees. In addition, either the Acquiring Trust or the Acquired Trust may at its option terminate this Reorganization Agreement at or before the Closing Date due to:

(a)       a willful material breach by the other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within thirty (30) days of written notice thereof to the breaching party and prior to the Closing Date;

(b)       a condition precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(c)       a determination by the Board of Trustees of the Acquiring Trust or the Board of Trustees of the Acquired Trust that the consummation of the transactions contemplated herein is not in the best interests of the Acquiring Fund or Target Fund, respectively.

11.2       In the event of any such termination, in the absence of willful material default, there shall be no liability for damages on the part of the Acquiring Trust, the Acquiring Fund, the Acquired Trust, the Target Fund, the Adviser, or their respective board members, members, shareholders and officers, but Section 9.1 shall continue to apply. In the event of willful material default, all remedies at law or in equity of the party adversely affected shall survive.

ARTICLE XII
AMENDMENTS

12.1       This Reorganization Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Trust and the Acquired Trust as specifically authorized by their respective Boards of Trustees; provided, however, that following the Target Fund Meeting called by the Target Fund pursuant to Section 5.2 of this Reorganization Agreement, no such amendment may have the effect of changing the provisions hereof to the detriment of such shareholders without their further approval.

ARTICLE XIII
HEADINGS; COUNTERPARTS; GOVERNING LAW;
ASSIGNMENT; LIMITATION OF LIABILITY

13.1       The article and section headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement. If any provision or portion of this Reorganization Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portion of this Reorganization Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

13.2       This Reorganization Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3       This Reorganization Agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to conflict of laws.

13.4       This Reorganization Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this section, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Reorganization Agreement.

13.5       It is expressly agreed that the obligations of each Fund hereunder shall not be binding upon any of the trustees, directors, shareholders, nominees, officers, agents, or employees of the Acquiring Trust or the Acquired Trust personally but shall bind only the property of the respective Fund, as provided in the trust instrument of the Acquiring Trust and the Acquired Trust Governing Documents. Moreover, no series of the Acquired Trust or Acquiring Trust other than the Target Fund or Acquiring Fund, respectively, shall be responsible for the obligations of the Acquiring Trust or Acquired Trust hereunder, and all persons shall look only to the assets of the applicable Fund to satisfy the obligations of such Trust and Fund hereunder. The execution and delivery of this Reorganization Agreement have been authorized by the Board of Trustees of the Acquiring Trust on behalf of the Acquiring Fund and the Board of Trustees of the Acquired Trust on behalf of the Target Fund and signed by authorized officers of the Acquiring Trust and the Acquired Trust, respectively, acting as such. Neither the authorization by such Board of Trustees, as applicable, nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally but shall bind only the property of the respective Fund.

ARTICLE XIV
NOTICES

14.1       Any notice, report, statement or demand required or permitted by any provisions of this Reorganization Agreement shall be in writing and shall be deemed duly given if delivered by hand (including by FedEx or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail, return receipt requested, addressed to the Acquired Trust, to the Acquiring Trust, to NEOS, or WST at the applicable address set forth below, or to any other address that the Acquired Trust, the Acquiring Trust, NEOS or WST shall have last designated by notice to the other party:

If to Acquiring Trust:

NEOS ETF Trust

222 Broadway

13 Riverside Ave.

Westport, CT 06880

Attention: [●]

Telephone No. [●]

Email: [●]

With a copy (which shall not constitute notice) to:

Thompson Hine LLP

1919 M Street, N.W.

Suite 700

Washington, DC 20036-3527

Attention: Bibb L. Strench

Telephone No. 202-973-2727

Email: bibb.strench@thompsonhine.com

If to Acquired Trust:

WST Investment Trust

150 West Main Street

Suite 1700

Norfolk, VA 23510
Attention: President
Telephone No. 757-623-3676
Email: [●]

With a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP
4208 Six Forks Road, Suite 1400

Raleigh, NC 27609

Attn: Thomas W. Steed III

Telephone: 919-420-1832

Email: tsteed@ktslaw.com

If to WST:

Wilbanks, Smith & Thomas Asset Management, LLC

150 West Main Street

Suite 1700

Norfolk, VA 23510
Attention: Wayne F. Wilbanks

Telephone No. 757-623-3676

Email: [●]

With a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP
4208 Six Forks Road, Suite 1400

Raleigh, NC 27609

Attn: Thomas W. Steed III

Telephone: 919-420-1832

Email: tsteed@ktslaw.com

If to NEOS:

NEOS Investment Management, LLC

222 Broadway

13 Riverside Ave.

Westport, CT 06880

Attention: Garrett Paolella

Telephone No. (203) 298-7300

Email: gpaolella@netinvestments.com

With a copy (which shall not constitute notice) to:

Thompson Hine LLP

1919 M Street, N.W. – Suite 700

Washington, D.C. 20036- 3537

Attention: Bibb L. Strench

Telephone No. (202) 973-2727

Email: bibb.strench@thompsonhine.com

ARTICLE XV
INDEMNIFICATION

15.1       Acquiring Trust, solely out of the Acquiring Fund’s assets and property, agrees to indemnify and hold harmless each of Acquired Trust, the Target Fund, NEOS, and WST, including the trustees, members, officers, employees and agents thereof (each a “Acquiring Trust Indemnitee”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which a Acquiring Trust Indemnitee may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any material breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Reorganization Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of such Acquiring Trust Indemnitee.

15.2       Acquired Trust, solely out of the Target Fund’s assets and property, agrees to indemnify and hold harmless each of Acquiring Trust, the Acquiring Fund, NEOS, and WST, including the trustees, members, officers, employees and agents thereof (each a “Acquired Trust Indemnitee”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which a Acquired Trust Indemnitee may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any material breach by the Target Fund of any of its representations, warranties, covenants or agreements set forth in this Reorganization Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of such Acquired Trust Indemnitee.

15.3       NEOS agrees to indemnify and hold harmless each of Acquiring Trust, the Acquiring Fund, Acquired Trust, the Target Fund and WST, including the trustees, officers, members, employees and agents thereof (each a “NEOS Indemnitee”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which a NEOS Indemnitee may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any material breach by NEOS of any of its representations, warranties, covenants or agreements set forth in this Reorganization Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of such NEOS Indemnitee.

15.4       WST agrees to indemnify and hold harmless each of Acquiring Trust, the Acquiring Fund, Acquired Trust, the Target Fund and NEOS, including the trustees, officers, members, employees and agents thereof (each a “WST Indemnitee”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which a WST Indemnitee may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any material breach by WST of any of its representations, warranties, covenants or agreements set forth in this Reorganization Agreement, provided that this indemnification shall not apply to the extent such loss, claim, damage, liability or expense (or actions with respect thereto) shall be due to any negligent, intentional or fraudulent act, omission or error of such WST Indemnitee.

(signature page follows)

IN WITNESS WHEREOF, the parties have duly executed this Reorganization Agreement, all as of the date first written above.

WST Investment Trust, on behalf of the Target Fund

By:
Name:	Wayne F. Wilbanks
Title:	President

NEOS ETF TRUST, on behalf of the Acquiring Fund
By:
Name:	Garret Paolella
Title:	President

NEOS INVESTMENT MANAGEMENT, LLC

By:
Name:	Garret Paolella
Title:	Managing Partner

WILBANKS, SMITH & THOMAS ASSET MANAGEMENT, LLC

By:
Name:	Wayne F. Wilbanks
Title:	Managing Principal

EXHIBIT A

Column A (Acquiring Fund)	Column B (Target Fund)
NEOS Enhanced Income High Yield Bond ETF	WSTCM Credit Select Risk-Managed Fund